Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2 (this “Agreement”), dated as of August 19, 2019, to the Credit Agreement, dated as of September 3, 2015 (as amended by that certain Extension Agreement, dated as of September 3, 2017, the “Existing Credit Agreement”, and the Existing Credit Agreement as amended by this Agreement, the “Credit Agreement”), among Applied Materials, Inc. (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

The parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings given to them in the Existing Credit Agreement.

SECTION 2. Amendments to the Existing Credit Agreement. Each of the parties hereto agrees that, effective as of the Amendment Effective Date (as defined below):

(a)    Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following new definitions thereto in the proper alphabetical order:

““Consolidated Adjusted EBITDA” means, for any period, an amount determined for the Borrower and its Subsidiaries on a Consolidated basis equal to:

(i)    Consolidated Adjusted Net Income for such period,

plus

(ii)    to the extent decreasing Consolidated Adjusted Net Income for such period, the sum, without duplication, of:

(a)    Consolidated interest expense of the Borrower and its Subsidiaries, plus

(b)    provisions for Taxes based on income, plus

(c)    total depreciation expense, plus

(d)    total amortization expense, plus

(e)    losses from dispositions of assets or liabilities outside of the ordinary course of business, plus

(f)    other non-cash items reducing Consolidated Adjusted Net Income, plus

(g)    expense arising from the early extinguishment of Indebtedness, plus

(h)    cash restructuring, severance and similar costs, expenses and charges, including costs associated with discontinued operations or exiting businesses or from the restructuring or rationalization of product lines, plus

(i)    other extraordinary, unusual or non-recurring cash costs, expenses or charges, plus

(j)    non-cash stock compensation charges or expenses, plus

(k)    any impairment charge or asset write-off or write-down (including related to intangible assets (including goodwill), long-lived assets, and investments in Indebtedness and equity securities), plus

(l)    any fees, costs and expenses (including any integration costs, transaction or retention bonuses or similar payments, earnouts or other contingent consideration, and purchase price adjustments), or any amortization thereof, in connection with any acquisition, investment, asset disposition, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or other modification of any Indebtedness instrument (in each case, including any such transaction undertaken but not completed);

plus,

(iii)    without duplication of any amounts added to Consolidated Adjusted Net Income under clause (ii), for any period ending during the first four fiscal quarters ending following the consummation of a Material Acquisition, the amount of cost savings and synergies projected by the Borrower in good faith to be realized in connection with such Material Acquisition within 12 months following the consummation of such Material Acquisition, which cost savings and synergies shall be deemed to have been realized on the first day of such period; provided that (1) such cost savings and synergies are reasonably identifiable, reasonably attributable to such Material Acquisition and certified by a financial officer of the Borrower in writing to the Administrative Agent, (2) the Borrower has initiated or will initiate within a period of time following the consummation of such Material Acquisition that is reasonably anticipated to permit such cost savings and synergies to be realized within 12 months following the consummation of such Material Acquisition appropriate actions to realize such cost savings and synergies, and (3) the aggregate amount of cost savings and synergies added pursuant to this clause (iii) shall not exceed 20% of Consolidated Adjusted EBITDA for any such period of four consecutive fiscal quarters;

minus

(iv)    to the extent increasing Consolidated Adjusted Net Income for such period, the sum, without duplication, of:

(a)    non-cash items (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period), plus

(b)    interest income and other income, net, plus

(c)    extraordinary, unusual or non-recurring items, plus

(d)    gains from dispositions of assets or liabilities outside of the ordinary course of business;

minus

(v)    without duplication of any amounts deducted from Consolidated Adjusted Net Income under clause (iv) cash payments made during such period with respect to non-cash items added back in computing Consolidated Adjusted EBITDA in a prior period pursuant to clause (ii)(f) above.

For any period (the “Relevant Period”) during which the Borrower or any Subsidiary shall have made a Material Acquisition (i) if the Borrower prepares pro forma financial information in accordance with Article 11 of Regulation S-X under the United States Securities Act of 1933 (“S-X Article 11”) with respect to the assets or Person acquired in such Material Acquisition, Consolidated Adjusted EBITDA for the Relevant Period shall be determined after giving pro forma effect to such Material Acquisition as if such Material Acquisition had occurred on the first day of the Relevant Period and, to the extent applicable, to the historical earnings and cash flows associated with the Person or assets acquired in such Material Acquisition, all in accordance with S-X Article 11 or (ii) if the Borrower does not prepare pro forma financial information in accordance with S-X Article 11 with respect to the Person or assets acquired in such Material Acquisition, Consolidated Adjusted EBITDA for the Relevant Period shall be determined, at the Borrower’s election, by annualizing the portion of Consolidated Adjusted EBITDA attributable to the Person or assets acquired in such Material Acquisition. Such annualization under clause (ii) shall be calculated by the Borrower in its reasonable discretion by multiplying (x) an amount equal to the portion of Consolidated Adjusted EBITDA attributable to the Person or assets acquired in such Material Acquisition for the period (the “Annualization Period”) beginning on closing date of the such Material Acquisition and ending on the last day of the Relevant Period by (y) a fraction, the numerator of which is the number of days in the Relevant Period and the denominator of which is the number of days in the Annualization Period.

Notwithstanding the foregoing, the add-backs set forth in clauses (ii)(f), (ii)(h), (ii)(k), (ii)(l) and (iii) shall only be included in the calculation of Consolidated Adjusted EBITDA for any period to the extent the Borrower elects to include such add-backs in the calculation of Consolidated Adjusted EBITDA for such period.”

““Consolidated Adjusted Net Income” means, for any period, the consolidated net income of the Borrower and its Subsidiaries for such period, determined in accordance with GAAP and on a pro forma basis; provided that, without duplication and only to the extent not already included in the Consolidated Adjusted Net Income of the Borrower and its Subsidiaries, the Consolidated Adjusted Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included in “Consolidated Adjusted Net Income” solely to the extent of the amount of dividends or similar distributions paid in cash to the Borrower or any of its Subsidiaries.”

““Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt securities convertible into any of the foregoing.”

““Leverage Increase Period” has the meaning specified in Section 5.03.”

““Leverage Ratio” means, with respect to the Borrower and its Subsidiaries on a Consolidated basis, as of any date, the ratio of (x) Funded Debt as of such date to (y) Consolidated Adjusted EBITDA for the four fiscal quarter period ending on such date.”

““Material Acquisition” means any acquisition of all or substantially all of the assets or Equity Interests of a Person, or of any business or division of a Person, for which the Borrower or any of its Subsidiaries paid at least $1,000,000,000 in consideration (including the then-current market value of any Equity Interests included in such consideration).”

(b)    Section 1.01 of the Existing Credit Agreement is hereby amended by restating the following definitions in their entirety as follows:

““Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that, if the Adjusted LIBO Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”

““Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.12, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.”

““Capitalized Lease” means any lease (excluding, for the avoidance of doubt, any lease accounted for as an operating lease) the obligation for rentals with respect to which is required to be capitalized on a Consolidated balance sheet of the lessee and its Subsidiaries in accordance with GAAP.”

““Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or under any of the other Loan Documents, (a) income or franchise taxes in each case imposed on (or measured by) its net income by (i) the United States of

America, (ii) the jurisdiction under the laws of which such recipient is organized or in which its principal office is located, or (iii) in the case of any Lender, the jurisdiction in which its applicable lending office is located, (b) any Taxes imposed, deducted or withheld by reason of any present or former connection between the Administrative Agent or such Lender or other recipient (as the case may be) and the jurisdiction imposing such Taxes (other than solely on account of the execution and performance of, the enforcement of any right under or the receipt of any payment under, this Agreement or any of the other Loan Documents), (c) any branch profits taxes imposed by the United States of America or any comparable tax imposed by any foreign jurisdiction, (d) in the case of a Lender, any Tax imposed, deducted or withheld (i) that is attributable to such Lender’s failure, inability or ineligibility to comply with Section 2.15(e) at any time during which such Lender is a party to this Agreement, except to the extent such Lender’s failure is due to a Change in Tax Law occurring after the date on which such Lender became a party to this Agreement or the date (if any) on which such Lender changed its applicable lending office, or (ii) that is imposed on accrued amounts payable to such Lender at the time of the assignment to such Lender and its becoming a party to this Agreement, other than pursuant to an assignment request by the Borrower under Section 2.17, except to the extent that such Lender’s assignor was entitled, at the time of such assignment, to receive additional payments from the Borrower with respect to such accrued amounts pursuant to Section 2.15(a) and (e) any U.S. federal withholding Taxes imposed under FATCA.”

““FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.”

““Foreign Lender” means any Lender (including any “Issuing Bank” that is treated as a Lender for purposes of Section 2.15) that is not a United States Person.”

““Impacted Interest Period” has the meaning specified in the definition of “LIBO Rate”.”

““Indemnified Taxes” means Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document.”

““Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.”

““LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.”

““LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.”

““S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor thereto.”

(c)    Section 2.03 of the Existing Credit Agreement is hereby amended by amending and restating in its entirety the second sentence thereof as follows:

“Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by telecopy or by electronic mail to the Administrative Agent of a written Borrowing Request in the form of Exhibit B hereto and signed by the Borrower.”

(d)    Section 2.06(b) of the Existing Credit Agreement is hereby amended by amending and restating in its entirety the second sentence thereof as follows:

“Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by telecopy or by electronic mail to the Administrative Agent of a written Interest Election Request in the form of Exhibit C hereto and signed by the Borrower.”

(e)    Section 2.06(e) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurodollar Borrowing with an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing without the prior consent of the Required Lenders and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.”

(f)    Section 2.07(c) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or upon the closing of any acquisition or disposition, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.”

(g)    Section 2.12 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

Section 2.12.     Alternate Rate of Interest; Replacement of LIBO Rate. (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including because the LIBO Screen Rate is not available or published on a current basis) for such Interest Period; or

(ii)    the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

(b)    If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause Section 2.12(a) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a) have not arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 8.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date that such amendment is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this clause (b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

(h)    Section 2.13(a)(ii) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(ii)    impose on any Lender or any Issuing Bank or the London interbank market any other condition (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;”

(i)    Section 2.13(c) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(c)    If after the date of this Agreement, a Change in Law shall subject the Administrative Agent, any Lender or Issuing Bank to any Taxes as a result of a change in the basis of taxation by the United States or by the foreign jurisdiction under the laws of which such Administrative Agent, Lender or Issuing Bank is organized or has its Applicable Lending Office or any political subdivision thereof (other than (i) Taxes due to a change in the rate of taxation, (ii) Taxes imposed on or with respect to any payment made by any Borrower hereunder and Taxes described in clause (a), (c), (d) or (e) of the definition of Excluded Taxes, (iii) Indemnified Taxes or (iv) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result shall be to increase the cost to such Administrative Agent or Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Administrative Agent, Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then such Borrower will pay to such Administrative Agent, Lender or Issuing Bank such additional amount or amounts as will compensate such Administrative Agent, Lender or Issuing Bank for such additional costs incurred or reduction suffered.”

(j)    Section 2.15 of the Existing Credit Agreement is hereby amended by adding the following at the end thereof:

“For purposes of this Section 2.15, the term “Lender” includes any “Issuing Bank.””

(k)    Section 2.15(a) of the Existing Credit Agreement is hereby amended by deleting the reference therein to “, any Issuing Bank” in its entirety.

(l)    Section 2.15(c) of the Existing Credit Agreement is hereby by amended by deleting references therein to “, each Issuing Bank”, “, such Issuing Bank”, “, the Issuing Bank” or “or an Issuing Bank,” in their entirety.

(m)    Sections 2.15(e) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(e)    Tax Forms.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (e)(ii), (iii) and (iv) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)(A)     Without limiting the generality of the foregoing, each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or before the date such Foreign Lender becomes a party to this Agreement and on or before the date, if any, such Foreign Lender changes its Applicable Lending Office (i) two duly executed and properly completed Internal Revenue Service Forms W-8ECI, W-8BEN or W-8BEN-E, as applicable (with respect to the benefit of an income tax treaty), or successor forms, certifying to such Foreign Lender’s entitlement to a complete exemption from United States withholding tax with respect to all payments to be made to it under the Loan Documents, or (ii) if such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, either (x) the forms referred to in clause (i) above certifying to such Foreign Lender’s entitlement to a complete exemption from United States withholding tax with respect to all payments to be made to it under the Loan Documents, or (y) two duly executed and properly completed Internal Revenue Service

Forms W-8BEN or W-8BEN-E (or successor forms) and a duly executed certificate substantially in the form of Exhibit D (any such certificate, a “Section 2.15(e) Certificate”); provided that in the event that a Foreign Lender is not classified as a corporation for United States federal income tax purposes, such Foreign Lender shall take any actions necessary and shall deliver to the Borrower and the Administrative Agent all additional (or alternative) Internal Revenue Service forms and Section 2.15(e) Certificates necessary to fully establish such Foreign Lender’s entitlement to a complete exemption from United States withholding tax on all payments to be made to it under the Loan Documents (including causing its partners, members, beneficiaries or owners, or their beneficial owners, to take any actions and deliver any Internal Revenue Service forms and Section 2.15(e) Certificates necessary to establish such exemption). In addition, each Foreign Lender shall deliver such Internal Revenue Service forms and the Section 2.15(e) Certificate (as applicable) to the Borrower and the Administrative Agent promptly upon the obsolescence, inaccuracy or invalidity of any such Internal Revenue Service forms or Section 2.15(e) Certificate previously delivered by such Foreign Lender pursuant to this Section 2.15(e) unless such Foreign Lender is not legally able to deliver such Internal Revenue Service forms or Section 2.15(e) Certificate.

(B)     Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(C)    If a payment made to a Lender under this Agreement, any Assignment and Assumption or any other Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.15(e)(ii)(C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of this Section 2.15, the term “law” includes FATCA.”

(n)    Section 2.15(f) of the Existing Credit Agreement is hereby deleted in its entirety.

(o)    Section 2.15(g) of the Existing Credit Agreement is hereby redesignated as Section 2.15(f).

(p)    Section 2.15(h) of the Existing Credit Agreement is hereby redesignated as Section 2.15(g), references therein to “Section 2.15(h)” are hereby replaced with references to “Section 2.15(g)” and references therein to “, any Issuing Bank” or “, Issuing Bank” are hereby deleted in their entirety.

(q)    Section 2.15(i) of the Existing Credit Agreement is hereby redesignated as Section 2.15(h).

(r)    Section 2.15(j) of the Existing Credit Agreement is hereby redesignated as Section 2.15(i) and the reference therein to “paragraph (j)” is hereby replaced with a reference to “paragraph (i)”.

(s)    Section 5.01(g) of the Existing Credit Agreement is hereby amended and restated by replacing the first paragraph thereof in its entirety as follows:

“(g)    Reporting Requirements. Deliver in writing or by email to the Administrative Agent (except as stated in clauses (i), (ii), (iv) and (vi) below and Section 8.01(b)) or make available electronically:”

(t)    Section 5.02(a)(iii) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(iii)    Liens incidental to the conduct of business conducted by the Borrower and its Subsidiaries in the ordinary course of business or the ownership of properties and assets owned by the Borrower and its Subsidiaries (including (x) Liens in connection with worker’s compensation, unemployment insurance and other like laws, (y) warehousemen’s and attorneys’ liens and statutory landlords’ liens and (z) Liens consisting of any right of offset, or statutory or consensual banker’s lien, on bank deposits or securities accounts maintained in the ordinary course of business so long as such bank deposits or securities accounts are not established or maintained for the purpose of providing such right of offset or banker’s lien) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business of the Borrower and its Subsidiaries and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;”

(u)    Section 5.03 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 5.03.     Financial Covenant. So long as any Lender shall have any Credit Exposure or any Commitment hereunder, the Borrower will not permit the Leverage Ratio as of the last day of each fiscal quarter, to exceed 3.50 to 1.00; provided that, at the election of the Borrower (prior written notice of which shall be given to the Administrative Agent), following the consummation of any Material Acquisition, the maximum Leverage Ratio permitted under this Section 5.03 shall be increased to 4.00 to 1.00 as of the last day of the fiscal quarter in which such Material Acquisition is consummated and as of the last day of each of the three immediately succeeding fiscal quarters (the period during which any such increase in the Leverage Ratio shall be in effect being called a “Leverage Increase Period”); provided, further, that the Borrower may terminate a Leverage Increase Period at any time by providing written notice to the Administrative Agent. Upon the expiration or termination of a Leverage Increase Period, the maximum Leverage Ratio shall be reduced to 3.50 to 1.00 until the Borrower subsequently consummates another Material

Acquisition (whereupon a new Leverage Increase Period may be commenced as provided above); provided that, a new Leverage Increase Period may not be commenced until at least two full fiscal quarters shall have elapsed following the expiration or termination of the prior Leverage Increase Period with the Leverage Ratio at no greater than 3.50 to 1.00. There shall be no more than three Leverage Increase Periods prior to the Termination Date.”

(v)    Section 8.02(b) of the Existing Credit Agreement is hereby amended by adding the following at the beginning thereof:

“Subject to Section 2.12(b),”

(w)    Section 8.03(b) of the Existing Credit Agreement is hereby amended by adding the following at the end thereof:

“This Section 8.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.”

(x)    Section 8.04(c)(iii) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(iii)     Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) and Proposed Section 1.163-5 of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.”

SECTION 3. Effectiveness. This Agreement shall become effective on and as of August 19, 2019 (the “Amendment Effective Date”), subject only to receipt by the Administrative Agent from the Borrower and the Lenders parties hereto, who constitute the Required Lenders, of a counterpart of this Agreement signed on behalf of such parties.

SECTION 4. Reference to and Effect Upon the Credit Agreement.

(a)    The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and as of the Amendment Effective Date, this Agreement shall for all purposes constitute a Loan Document.

(b)    On and as of the Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Existing Credit Agreement, as amended by this Agreement.

(c)    The Existing Credit Agreement and each of the other Loan Documents, as specifically amended by this Agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

SECTION 5. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 6. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart hereof by facsimile or electronic transmission (e.g., “pdf” or “tif”) shall be as effective as delivery of a manually executed counterpart hereof

SECTION 7. Miscellaneous. The provisions of Sections 8.03 (Expenses; Indemnification), 8.09 (Governing Law; Jurisdiction; Consent to Service of Process), 8.10 (Waiver of Jury Trial), 8.05 (Survival), 8.07 (Severability) and 8.12 (Confidentiality) of the Existing Credit Agreement shall apply with like effect to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

APPLIED MATERIALS, INC.

By:	/s/ Robert M. Friess
	Name:	Robert M. Friess
	Title:	Corporate Vice President and Treasurer

[Signature Page to Amendment No. 2 – Applied Materials (2019)]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Lender

By:	/s/ Timothy D. Lee
	Name:	Timothy D. Lee
	Title:	Executive Director

[Signature Page to Amendment No. 2 – Applied Materials (2019)]

Citibank, N.A., as a Lender

By:	/s/ Susan M. Olsen
	Name:	Susan M. Olsen
	Title:	Vice President

[Signature Page to Amendment No. 2 – Applied Materials (2019)]

MUFG Bank, Ltd., as a Lender

By:	/s/ Lillian Kim
	Name:	Lillian Kim
	Title:	Director

[Signature Page to Amendment No. 2 – Applied Materials (2019)]

BNP PARIBAS, as a Lender

By:	/s/ Brendan Heneghan
	Name:	Brendan Heneghan
	Title:	Director

By:	/s/ Karim Remtoula
	Name:	Karim Remtoula
	Title:	Vice President

[Signature Page to Amendment No. 2 – Applied Materials (2019)]

Credit Suisse AG, Cayman Islands Branch, as a Lender

By:	/s/ William O’ Daly
	Name:	William O’ Daly
	Title:	Authorized Signatory

By:	/s/ D. Andrew Maletta
	Name:	D. Andrew Maletta
	Title:	Authorized Signatory

[Signature Page to Amendment No. 2 – Applied Materials (2019)]

Goldman Sachs Bank USA, as a Lender

By:	/s/ Jamie Minieri
	Name:	Jamie Minieri
	Title:	Authorized Signatory

[Signature Page to Amendment No. 2 – Applied Materials (2019)]

Mizuho Bank, Ltd., as a Lender

By:	/s/ Donna DeMagistris
	Name:	Donna DeMagistris
	Title:	Authorized Signatory

[Signature Page to Amendment No. 2 – Applied Materials (2019)]

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Michael J. Stein
	Name:	Michael J. Stein
	Title:	Vice President

[Signature Page to Amendment No. 2 – Applied Materials (2019)]

U.S. Bank National Association, as a Lender

By:	/s/ Joan Kiekhaefer
	Name:	Joan Kiekhaefer
	Title:	Senior Vice President

[Signature Page to Amendment No. 2 – Applied Materials (2019)]

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Diane Demmler
	Name:	Diane Demmler
	Title:	Director

[Signature Page to Amendment No. 2 – Applied Materials (2019)]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Allyn A Coskun
	Name:	Allyn A Coskun
	Title:	Vice President

[Signature Page to Amendment No. 2 – Applied Materials (2019)]